EXHIBIT 23

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-59815, 33-59853, 333-68003, 333-61936, 333-67266, 333-100179, 333-100180 and 333-103429 on Form S-8; Registration Statement Nos. 333-78251, 333-85633, 333-71290, and 333-77056 on Form S-3; and Registration Statement Nos. 333-40862, 333-54800, and 333-83672 on Form S-4 of our report dated March 18, 2003, appearing in this Annual Report on Form 10-K of Northrop Grumman Corporation for the year ended December 31, 2002.

Los Angeles, California

March 18, 2002